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                                                                    EXHIBIT 16.1


August 21, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


We have read Item 4 of Form 8-K dated August 21, 2002, of WSI Industries, Inc. and are in agreement with the statements contained in paragraphs (i) through (v) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.
                                                     Very truly yours,

                                                     /s/      Ernst & Young LLP